NEWS	Fonar Corporation
For Immediate Release	The Inventor of MR Scanning™
Contact: Daniel Culver	An ISO 13485 Company
Director of Communications	Melville, New York 11747
E-mail: investor@fonar.com	Phone: (631) 694-2929
www.fonar.com	Fax: (631) 390-1772

FONAR ANNOUNCES FINANCIAL RESULTS FOR FISCAL 2026 THIRD QUARTER AND NINE-MONTH PERIOD

·	Net Income decreased 25% to $2.3 million for the quarter ended March 31, 2026 as compared to the quarter ended March 31, 2025.
·	Income from Operations for the quarter ended March 31, 2026 decreased 33% to $2.4 million as compared to the quarter ended March 31, 2025.
·	Diluted Net Income Per Common Share Available to Common Stockholders decreased 35% to $0.24 per share for the quarter ended March 31, 2026 as compared to the quarter ended March 31, 2025.
·	Total Revenues-Net decreased 3% to $26.5 million for the quarter ended March 31, 2026 as compared to the quarter ended March 31, 2025.
·	Total Cash, Cash Equivalents and Short-Term Investments decreased 4% to $53.8 million at March 31, 2026 as compared to June 30, 2025.

MELVILLE, NEW YORK, May 11, 2026 - FONAR Corporation (NASDAQ-FONR), The Inventor of MR Scanning™, reported today its financial results for the 3rd quarter of fiscal 2026 and the nine-month period ended March 31, 2026. FONAR’s primary source of income and growth is attributable to its diagnostic imaging management subsidiary, Health Management Company of America (HMCA). In 2009, HMCA managed 9 MRI scanners. Currently, HMCA manages 45 MRI scanners.

Operating Results

Total Revenues-Net for the quarter ended March 31, 2026 decreased 3% to $26.5 million as compared to $27.2 million for the quarter ended March 31, 2025. Total Revenues-Net for the nine-month period ended March 31, 2026 was $78.1 million as compared to $77.1 million for the nine-month period ended March 31, 2025.

Selling, general & administrative costs (SG&A) increased 5% to $8.4 million for the quarter ended March 31, 2026 as compared to $8.0 million for the quarter ended March 31, 2025. SG&A increased 7% to $21.4 million for the nine-month period ended March 31, 2026 as compared to $20.1 million for the nine-month period ended March 31, 2025.

Total Costs and Expenses were $24.0 million for the quarter ended March 31, 2026 and $23.5 million for the quarter ended March 31, 2025. Total Costs and Expenses for the nine-month period ended March 31, 2026 were $69.4 million compared to the nine-month period ended March 31, 2025 of $66.4 million.

Income From Operations for the quarter ended March 31, 2026 decreased 33% to $2.4 million as compared to $3.7 million for the quarter ended March 31, 2025. Income From Operations for the nine-month period ended March 31, 2026 decreased 19 % to $8.6 million as compared to $10.7 million for the nine-month period ended March 31, 2025.

Net Income for the quarter ended March 31, 2026 decreased 25% to $2.3 million as compared to $3.1 million for the quarter ended March 31, 2025. Net Income for the nine-month period ended March 31, 2026 decreased 19% to $7.5 million as compared to $9.3 million for the nine-month period ended March 31, 2025.

Diluted Net Income per Common Share Available to Common Stockholders decreased 35% to $0.24 per share for the quarter ended March 31, 2026 as compared to $0.37 per share for the quarter ended March 31, 2025. Diluted Net Income Per Common Share Available to Common Stockholders for the nine-month period ended March 31, 2026 decreased 21% to $0.89 per share as compared to $1.12 per share for the nine-month period ended March 31, 2025.

Balance Sheet Items

Total Cash and Cash Equivalents and Short-Term Investments at March 31, 2026 were $53.8 million as compared to the $56.5 million at June 30, 2025.

Total Current Assets at March 31, 2026 were $148.0 million as compared to $144.7 million at June 30, 2025.

Total Assets at March 31, 2026 were $219.2 million as compared to $216.9 million at June 30, 2025.

Total Current Liabilities at March 31, 2026 were $16.1 million as compared to $17.1 million at June 30, 2025.

Total Liabilities at March 31, 2026 were $54.8 million as compared to $56.8 million at June 30, 2025.

Total Stockholders Equity at March 31, 2026 was $178.6 million as compared to $172.6 million at June 30, 2025.

Financial Ratios

The ratio of Total Assets / Total Liabilities was 4.02 at March 31, 2026 as compared to 4.0 at June 30, 2025.

The Current Ratio (Current Assets / Current Liabilities) was 9.2 as of March 31, 2026 as compared to 8.4 at June 30, 2025.

Working Capital increased 4% to $131.9 million at March 31, 2026 as compared to $127.5 million at June 30, 2025.

Cash Flow Statement Item

Net Cash Provided by Operating Activities was $3.4 million for the nine-month period ended March 31, 2026 as compared to $7.0 million for the nine-month period ended March 31, 2025.

Management Discussion

Timothy Damadian, Chairman and CEO of FONAR, said, “I am pleased to report that our diagnostic imaging management subsidiary, Health Management Company of America (HMCA), the Company’s primary source of revenue and profit, continues to grow. We currently manage 45 MRI throughout New York and Florida. Total scan volume in the third quarter of Fiscal 2026 was a record 55,660, 1.5% over that of the previous quarter (54,846), and 1.8% higher than that of the corresponding quarter of Fiscal 2025 (54,676). For the first nine months of fiscal 2026, MRI scan volume was 165,612, 3.0% higher than that of the corresponding period in Fiscal 2025 (160,844).

“Most of the recent growth in scan volume is attributable to the addition of high-field MRIs at selected existing STAND-UP® MRI sites. The ability of these additional MRIs to provide extra-high-resolution imaging and special MRI applications has expanded the size of the sites’ referral bases. We installed a 1.5T MRI at the STAND-UP® MRI site in Melville, NY in March of 2025, and a 3T MRI at the STAND-UP® MRI in Lynbrook, NY in October of 2025.”

“These high-field MRIs complement the Multi-Position™, “Non-Claustrophobic” STAND-UP® MRIs perfectly. Since the combination of a high-field MRI and a STAND-UP® MRI meets the full range of MRI needs at a single location, these sites are very appealing to both patients and referring physicians. Also, the added capacity provided by a second MRI eliminates costly scheduling backlogs. Referring doctors appreciate that if they refer their patients to an HMCA-managed, multi-scanner center, their patients will not have to wait days and days for their MRIs.”

“We expect to be managing an entirely new MRI center in Nassau County before the end of Fiscal 2026. As always, we continue to search for locations where the introduction of our technology and services would profitably enhance our existing New York and Florida networks.”

Mr. Damadian continued, “As previously reported, on July 7, 2025, the Board of Directors received a non-binding proposal from a group led by me, the Company’s Chief Executive Officer, and Luciano Bonanni, the Company’s Chief Operating Officer, pursuant to which the group would acquire all of the outstanding common stock and other securities of the Company not currently owned by members of the group. The Board of Directors established a Special Committee of independent and disinterested directors to evaluate the proposal and negotiate on behalf of the Company and its stockholders. With the assistance of its own independent financial and legal advisors, the Special Committee and the group engaged in negotiations related to the proposed going private transaction, addressing the definitive price to be paid for the Company’s securities and other terms. These negotiations culminated in a merger agreement, the consummation of which remains subject to various conditions, including approval by the Company’s stockholders and satisfaction of other customary closing conditions. There can be no assurance that the merger will be consummated or as to the timing of any such consummation. In accordance with the SEC’s proxy rules, the Company has filed definitive proxy materials with the SEC in connection with obtaining stockholder approval of the merger at a special meeting of stockholders scheduled for May 28, 2026.”

“In light of the proposed going private transaction, we have continued the suspension of share repurchases under our stock repurchase program that had been established in September 2022.”Mr. Damadian concluded, “As always, I remain grateful to our management team and all of our employees for making our company a success.”

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current beliefs as to the outcome and timing of future events. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “approximately,” “anticipate,” “assume,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “hypothetical,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or other similar words or expressions. There can be no assurance that actual results of forward-looking statements, including but not limited to the consummation of the proposed “Take Private” transaction, including the merger contemplated thereby, or those pertaining to expectations regarding the Company’s financial performance, expectations as to the likelihood and timing of closing of acquisitions, dispositions, or other transactions, and changes in local, regional, and national economic conditions, including as a result of the systemic and structural changes in the healthcare industry. Forward-looking statements presented herein are based on management’s beliefs and assumptions made by, and information currently available to, management.

The forward-looking statements contained in this press release are based on historical performance and management’s current plans, estimates and expectations in light of information currently available to the Company and are subject to uncertainty and changes in circumstances. There can be no assurance that future developments affecting the Company will be those that it has anticipated. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements set forth in this press release: the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive merger agreement for the proposed “Take Private” transaction; the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the definitive merger agreement; the inability to complete the proposed “Take Private” transaction, including the merger contemplated thereby, due to the failure to satisfy any condition to the closing, including that the Company obtains the requisite approvals of its stockholders and other closing conditions described in the definitive merger agreement; risks that the proposed merger disrupts current plans and operations of the Company; potential difficulties in employee retention as a result of the proposed transaction; legislative, regulatory and economic developments; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed Transaction; the effect of the announcement of the proposed transaction on the Company’s relationships with referral sources and vendors, operating results and business generally, changes in global, regional or local political, economic, business, competitive, market, regulatory and other factors described in the Company’s news releases and filings with the SEC, including but not limited to those described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, as filed with the SEC on September 22, 2025 (the “Form 10-K”) under the heading “Risk Factors” and in the Company’s subsequent reports filed with the SEC, many of which are beyond the Company’s control. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove to be incorrect, the Company’s actual results may vary in material respects from what it may have expressed or implied by these forward-looking statements. The Company cautions that you should not place undue reliance on any of its forward-looking statements. Any forward-looking statement made by the Company in this press release speaks only as of the date of this press release. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not guarantee that the assumptions underlying such forward-looking statements contained in this press release are free from errors. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving FONAR, LLC and FONAR Acquisition Sub, Inc. (collectively, “Buyer”) and the Company. In connection with the proposed transaction, (i) the Company has filed a definitive proxy statement on Schedule 14A with the SEC and (ii) certain participants in the transaction have jointly filed with the SEC a Schedule 13E-3 Transaction Statement, which contain important information on the Company, Buyer and the transaction, including the terms and conditions of the transaction. The Company has mailed the definitive proxy statement, the Schedule 13E-3 and a proxy card to each stockholder of the Company entitled to vote at a special meeting of the Company’s stockholders to be held to consider the proposed transaction. This communication is not a substitute for the proxy statement, the Schedule 13E-3 or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. The materials filed by the Company with the SEC are available to the Company’s investors and stockholders at no expense to them and copies may be obtained free of charge on the Company’s website at www.fonar.com/investor-relations.html. In addition, all of those materials are available at no charge on the SEC’s website at www.sec.gov. Investors and stockholders of the Company are urged to read the proxy statement, the Schedule 13E-3 and the other relevant materials before making any voting or investment decision with respect to the proposed transaction because they contain important information about the Company and the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval.

Stockholders of the Company are urged to read all relevant documents filed with the SEC, including the proxy statement and the Schedule 13E-3 Transaction Statement, as well as any amendments or supplements to these documents, carefully when they become available because they will contain important information about the transaction.

Participants in the Proxy Solicitation

The Company and its directors, executive officers, other members of its management and employees may be deemed to be participants in the solicitation of proxies of the Company stockholders in connection with the proposed transaction under SEC rules. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of the Company’s executive officers and directors in the solicitation by reading the Form 10-K, the Company’s proxy statement on Schedule 14A filed with the SEC on April 7, 2025, in connection with its 2025 annual meeting of stockholders, the definitive proxy statement, the Schedule 13E-3 Transaction Statement and other relevant materials filed with the SEC in connection with the proposed transaction. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, is set forth in the proxy statement relating to the proposed transaction and the Schedule 13E-3 Transaction Statement.

WE URGE INVESTORS TO READ THE PROXY STATEMENT, SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY IN CONNECTION WITH THE PROPOSED TRANSACTION CAREFULLY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, BUYER AND THE PROPOSED TRANSACTION, INCLUDING THE MERGER. INVESTORS ARE URGED TO READ THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY.

About FONAR

FONAR, The Inventor of MR Scanning™, located in Melville, NY, was incorporated in 1978, and is the first, oldest and most experienced MRI Company in the industry. FONAR went public in 1981 (Nasdaq:FONR). FONAR sold the world’s first commercial MRI to Ronald J. Ross, MD, Cleveland, Ohio. It was installed in 1980. Dr. Ross and his team began the world’s first clinical MRI trials in January 1981. The results were reported in the June 1981 edition of Radiology/Nuclear Medicine Magazine and the April 1982 peer-reviewed article in the Journal Radiology. The technique used for obtaining T1 and T2 values was the FONAR technique (Field fOcusing Nuclear mAgnetic Resonance), not the back projection technique. www.fonar.com/innovations-timeline.html.

FONAR’s signature product is the FONAR UPRIGHT® Multi-Position™ MRI (also known as the STAND-UP® MRI), the only whole-body MRI that performs Position™ Imaging (pMRI™) and scans patients in numerous weight-bearing positions, i.e. standing, sitting, in flexion and extension, as well as the conventional lie-down position. The FONAR UPRIGHT® Multi-Position™ MRI often detects patient problems that other MRI scanners cannot because they are lie-down, “weightless-only” scanners. The patient-friendly UPRIGHT® MRI has a near-zero patient claustrophobic rejection rate. As a FONAR customer states, “If the patient is claustrophobic in this scanner, they’ll be claustrophobic in my parking lot.” Approximately 85% of patients are scanned sitting while watching TV.

FONAR has new works-in-progress technology for visualizing and quantifying the cerebral hydraulics of the central nervous system, the flow of cerebrospinal fluid (CSF), which circulates throughout the brain and vertebral column at the rate of 32 quarts per day. This imaging and quantifying of the dynamics of this vital life-sustaining physiology of the body’s neurologic system has been made possible first by FONAR’s introduction of the MRI and now by this latest works-in-progress method for quantifying CSF in all the normal positions of the body, particularly in its upright flow against gravity. Patients with whiplash or other neck injuries are among those who will benefit from this new understanding.

FONAR’s primary source of income and growth is attributable to its wholly-owned diagnostic imaging management subsidiary, Health Management Company of America (HMCA) www.hmca.com.

FONAR’s substantial list of patents includes recent patents for its technology enabling full weight-bearing MRI imaging of all the gravity sensitive regions of the human anatomy, especially the brain, extremities and spine. It includes its newest technology for measuring the Upright cerebral hydraulics of the cerebrospinal fluid (CSF) of the central nervous system. FONAR’s UPRIGHT® Multi-Position™ MRI is the only scanner licensed under these patents.

UPRIGHT®, and STAND-UP® are registered trademarks. The Inventor of MR Scanning™, CSP™, MultiPosition™, UPRIGHT RADIOLOGY™, pMRI™, CFS Videography™, Dynamic™ and The Proof is in the Picture™, are trademarks of FONAR Corporation.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

ASSETS

	March 31, 2026 (Unaudited)	June 30, 2025 (Note 1)
Current Assets:
Cash and cash equivalents	$53,650	$56,334
Short-term investments	122	120
Accounts receivable – net of allowances for credit losses of $124 and $264 at March 31, 2026 and June 30, 2025, respectively	4,717	5,305
Accounts receivable – related party	30	—
Medical receivable	25,592	24,490
Management and other fees receivable – net of allowances for credit losses of $11,930 and $14,296 at March 31, 2026 and June 30, 2025, respectively	48,608	43,401
Management and other fees receivable – related medical practices – net of allowances for credit losses of $9,320 and $7,137 at March 31, 2026 and June 30, 2025, respectively	10,042	9,748
Inventories – net	2,832	2,813
Prepaid expenses and other current assets – related party	940	411
Prepaid expenses and other current assets	1,474	2,050
Total Current Assets	148,007	144,672
Accounts receivable – long-term	3,040	3,550
Deferred income tax asset	6,195	6,349
Property and equipment – net	18,199	18,532
Note receivable – related party	592	555
Right-of-use asset – operating leases	35,011	35,136
Right-of-use asset – finance lease	207	377
Goodwill	4,269	4,269
Other intangible assets – net	2,811	2,992
Other assets	891	476
Total Assets	$219,222	$216,908

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)

(Amounts and shares in thousands, except per share amounts)

LIABILITIES AND EQUITY

	March 31, 2026 (Unaudited)	June 30, 2025 (Note 1)
Current Liabilities:
Accounts payable	$2,287	$1,302
Other current liabilities	4,695	6,975
Unearned revenue on service contracts	4,399	4,866
Unearned revenue on service contracts – related party	27	—
Operating lease liabilities – current portion	3,810	3,383
Finance lease liability – current portion	224	244
Customer deposits	681	354
Total Current Liabilities	16,123	17,124
Long-Term Liabilities:
Unearned revenue on service contracts	3,273	3,801
Deferred income tax liability	321	321
Due to related party medical practices	93	93
Operating lease liabilities – net of current portion	34,797	35,149
Finance lease liability – net of current portion	—	142
Other liabilities	159	173

Total Long-Term Liabilities	38,643	39,679
Total Liabilities	54,766	56,803

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)

(Amounts and shares in thousands, except per share amounts)

LIABILITIES AND EQUITY (Continued)

EQUITY:	March 31, 2026 (Unaudited)	June 30, 2025 (Note 1)
Class A non-voting preferred stock $.0001 par value; 453 shares authorized at March 31, 2026 and June 30, 2025, 313 issued and outstanding at March 31, 2026 and June 30, 2025	$—	$—
Preferred stock $.001 par value; 567 shares authorized at March 31, 2026 and June 30, 2025, issued and outstanding – none	—	—
Common Stock $.0001 par value; 8,500 shares authorized at March 31, 2026 and June 30, 2025, 6,173 issued at March 31, 2026 and 6,203 at June 30, 2025, 6,168 outstanding at March 31, 2026 and June 30, 2025, respectively	1	1
Class B Common Stock (10 votes per share) $.0001 par value; 227 shares authorized at March 31, 2026 and June 30, 2025, 0.146 issued and outstanding at March 31, 2026 and June 30, 2025	—	—
Class C Common Stock (25 votes per share) $.0001 par value; 567 shares authorized at March 31, 2026 and June 30, 2025, 383 issued and outstanding at March 31, 2026 and June 30, 2025	—	—
Paid-in capital in excess of par value	178,292	178,757
Retained Earnings (Accumulated deficit)	672	(5,289)
Treasury stock, at cost – 4 shares of common stock at March 31, 2026 and 35 at June 30, 2025	(395)	(860)
Total FONAR Corporation’s Stockholders’ Equity	178,570	172,609
Noncontrolling interests	(14,114)	(12,504)
Total Equity	164,456	160,105
Total Liabilities and Equity	$219,222	$216,908

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts and shares in thousands, except per share amounts)

	For the Three Months Ended March 31, (Unaudited)
Revenues	2026	2025
Patient fee revenue – net of contractual allowances and discounts	$8,085	$8,853
Product sales	75	55
Service and repair fees	2,162	2,295
Service and repair fees – related parties	45	45
Management and other fees	13,118	12,929
Management and other fees – related medical practices	2,987	2,988
Total Revenues – Net	26,472	27,165
Cost and Expenses
Costs related to patient fee revenue	4,781	4,901
Costs related to product sales	277	319
Costs related to service and repair fees	1,163	1,182
Costs related to service and repair fees – related parties	7	58
Costs related to management and other fees	7,431	6,897
Costs related to management and other fees – related medical practices	1,572	1,714
Research and development	424	441
Selling, general and administrative expenses	8,373	7,991
Total Costs and Expenses	24,028	23,503
Income from Operations	2,444	3,662
Other income and (expenses):
Interest expense	(3)	(7)
Interest income – related party	12	13
Investment income	363	463
Other income (expense)	4	(1)
Income Before Provision for Income Taxes and Noncontrolling Interests	2,820	4,130
Provision for income taxes	(492)	(1,006)
Consolidated Net Income	2,328	3,124
Net Income – Noncontrolling Interests	(687)	(618)
Net Income – Attributable to FONAR	$1,641	$2,506
Net Income Available to Common Stockholders	$1,537	$2,347
Net Income Available to Class A Non–Voting Preferred Stockholders	$78	$119
Net Income Available to Class C Common Stockholders	$26	$40
Basic Net Income Per Common Share Available to Common Stockholders	$0.25	$0.38
Diluted Net Income Per Common Share Available to Common Stockholders	$0.24	$0.37
Basic and Diluted Income Per Share – Class C Common	$0.07	$0.11
Weighted Average Basic Shares Outstanding – Common Stockholders	6,169	6,168
Weighted Average Diluted Shares Outstanding – Common Stockholders	6,296	6,296
Weighted Average Basic and Diluted Shares Outstanding – Class C Common	383	383

.

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts and shares in thousands, except per share amounts)

	For the Nine Months Ended March 31, (Unaudited)
Revenues	2026	2025
Patient fee revenue – net of contractual allowances and discounts	$22,953	$24,284
Product sales	517	200
Service and repair fees	6,539	6,047
Service and repair fees – related parties	135	135
Management and other fees	38,956	37,447
Management and other fees – related medical practices	8,962	8,962
Total Revenues – Net	78,062	77,075
Cost and Expenses
Costs related to patient fee revenue	14,724	14,170
Costs related to product sales	816	761
Costs related to service and repair fees	3,434	3,211
Costs related to service and repair fees – related parties	26	154
Costs related to management and other fees	23,101	22,008
Costs related to management and other fees – related medical practices	4,579	4,888
Research and development	1,319	1,124
Selling, general and administrative expenses	21,425	20,055
Total Costs and Expenses	69,424	66,371
Income from Operations	8,638	10,704
Other income and (expenses):
Interest expense	(8)	(21)
Interest income – related party	36	39
Investment income	1,268	1,626
Other income (expense)	10	(1)
Income Before Provision for Income Taxes and Noncontrolling Interests	9,944	12,347
Provision for income taxes	(2,407)	(3,018)
Consolidated Net Income	7,537	9,329
Net Income – Noncontrolling Interests	(1,576)	(1,724)
Net Income – Attributable to FONAR	$5,961	$7,605
Net Income Available to Common Stockholders	$5,581	$7,122
Net Income Available to Class A Non–Voting Preferred Stockholders	$283	$360
Net Income Available to Class C Common Stockholders	$97	$123
Basic Net Income Per Common Share Available to Common Stockholders	$0.90	$1.14
Diluted Net Income Per Common Share Available to Common Stockholders	$0.89	$1.12
Basic and Diluted Income Per Share – Class C Common	$0.25	$0.32
Weighted Average Basic Shares Outstanding – Common Stockholders	6,169	6,244
Weighted Average Diluted Shares Outstanding – Common Stockholders	6,296	6,372
Weighted Average Basic and Diluted Shares Outstanding – Class C Common	383	383

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts and shares in thousands)

(UNAUDITED)

	For the Nine Months Ended March 31,
	2026	2025
Cash Flows from Operating Activities:
Consolidated net income	$7,537	$9,329
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	3,447	3,536
Net change in operating right-of-use assets and lease liabilities	370	15
(Recovery) provision for credit losses	(183)	2,608
Abandoned patents	3	—
Deferred tax expense	154	878
Changes in operating assets and liabilities, net:
Accounts, medical and management fee receivable(s)	(5,352)	(7,140)
Notes receivable – related party	(37)	(39)
Inventories	(19)	8
Prepaid expenses and other current assets	48	(1,093)
Other assets	(415)	6
Accounts payable	985	(631)
Other current liabilities	(3,248)	(549)
Finance lease liabilities	(163)	(153)
Customer deposits	327	111
Other liabilities	(14)	159
Net cash provided by operating activities	3,440	7,045
Cash Flows from Investing Activities:
Purchases of property and equipment	(2,435)	(3,145)
Cost of non-compete contract	(500)	—
(Purchase) Proceeds from short-term investments	(2)	13
Cost of patents	(1)	(25)
Net cash used in investing activities	(2,938)	(3,157)
Cash Flows from Financing Activities:
Repayment of borrowings and capital lease obligations	—	(114)
Sale of noncontrolling interest	—	132
Purchase of treasury stock	—	(1,806)
Distributions to noncontrolling interests	(3,186)	(4,184)
Net cash used in financing activities	(3,186)	(5,972)
Net Decrease in Cash and Cash Equivalents	(2,684)	(2,084)
Cash and Cash Equivalents - Beginning of Period	56,334	56,341
Cash and Cash Equivalents - End of Period	$53,650	$54,257